Exhibit 10.58

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of December 21, 2015 (“Effective Date”), by and between Bridgepoint Education Real Estate Holdings, LLC, an Iowa limited liability company and Ashford University, LLC, a California limited liability company (collectively, “Seller”), and Clinton Catalyst, LLC, an Iowa limited liability company or its assignee pursuant to Section 22.10 below (“Buyer”), who agree as follows:
This Agreement constitutes: (a) a contract of purchase and sale between the Parties; and (b) escrow instructions to Escrow Holder, the consent of which appears at the end of this Agreement. Buyer and Seller shall deliver to Escrow Holder consideration in the amount and in the manner hereinafter provided, and any additional funds and instruments required from Buyer or Seller, in order to enable Escrow Holder to comply with these instructions which Escrow Holder is to use on or before the Closing Date.
ARTICLE 1
Recitals
1.1    Property. Seller is the owner of certain real property located in Clinton, Iowa generally described as follows, and more specifically described on Exhibit “1.1” attached hereto (collectively, the “Land”):
1.1.1    Main campus is located at 400 North Bluff Boulevard and is comprised of eight buildings totaling approximately 326, 722 square feet, is situated on approximately 16.8 acres, and is comprised of eight structures: Regis Hall, Durham Hall, St. Clare Hall, the Ladd Science Building, the Durgin Educational Center/Kehl Arena, St. Francis, the Library, and the Chimney House (Power/Boiler House).
1.1.2    The BW Student Residence Hall at 2300 Lincoln Highway (former Best Western) comprises an approximate 6.6-acre site, and is improved with an approximate 82,537 square foot building.
1.1.3    The South Campus is an approximate 129.3-acre site located at 1501-1523 Harrison Drive and 1650 South 14th Street formerly known as Clinton Country Club and Golf Course containing roughly 32.9 acres of former golf course that sits adjacent to the athletic field parcel, an approximate 23.6-acre artificial turf soccer/football field with track and an approximate 4,416 square foot athletic building, plus roughly 66.8 acres of former country club land including tennis courts and a swimming pool.
1.1.4    The Red House, located at 610 North Bluff Boulevard and comprised of roughly 0.5 acres, contains an approximate 2,113 square foot former dwelling unit currently being used for administrative purposes.
As used in this Agreement, the term “Property” shall mean the Land, the Appurtenances, the Improvements, the Personal Property and the Intangible Personal Property.
1.2    Agreement of Sale. Seller desires to sell and convey and Buyer desires to purchase and acquire the Property, upon and subject to the provisions and conditions set forth herein.

ARTICLE 2
Definitions
2.1    Definitions. Unless the context otherwise indicates, whenever used in this Agreement:
“Affiliate” means, with respect to any entity, any other entity who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such entity, and includes any entity in like relation to an Affiliate. An entity is deemed to control another entity if such entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other entity, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" has a corresponding meaning.
“Agreement” is as defined in the first paragraph hereof.
“Applicable Law” or “Applicable Laws” means all applicable provisions and conditions of any statute, regulation, ordinance, decree, ruling or judgment enacted, issued or made by any Governmental Authority.
“Approval Notice” is as defined in Section 7.6.
“Appurtenances” means, to the extent owned by Seller, all rights, privileges and easements appurtenant to the Land, and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land, and all of Seller’s right, title and interest, if any, in and to all roads, easements, rights of way and alleys adjoining or servicing the Land.
“Assignment of Assets” is as defined in Section 11.1.2.
“Bank” is as defined in Section 4.3.
“Broker” means, collectively, Colliers International representing Seller and Kidder Matthews representing Buyer.
“Business Day” or “Business Days” means any Day(s) when Escrow Holder and the County are open for business and, in the case of the County, documents can be placed of record.
“Buyer” is as defined in the first paragraph hereof.
“Buyer’s Agents” means Buyer’s employees, agents, contractors, subcontractors, materialmen, consultants and professionals.
“Buyer Closing Statement” is as defined in Section 12.1.1.
“Buyer Costs” means any and all third party costs paid or incurred by Buyer incident to its due diligence and acquisition activities with respect to the Property.
“Buyer’s Title Policy” is as defined in Section 15.3.
“City” means the City of Clinton, Iowa.
“Claims” means all claims, obligations, liabilities, causes of action, suits, debts, liens, damages, judgments, losses, demands, penalties, settlements, costs and expenses (including, without limitation, attorney’s fees and costs).

“Closing” is as defined in Section 15.1.
“Closing Date” is as defined in Section 15.1.
“Closing Documents” is as defined in Section 11.1.
“County” means the County of Clinton, Iowa.
“Day” or “Days” is as defined in Section 22.6.
“Deposit” is as defined in Section 4.2.
“Disapproval Notice” is as defined in 7.6.
“Effective Date” is as defined in the first paragraph hereof.
“Encumbrances” is as defined in Section 5.1.
“Escrow” is as defined in Section 15.1.
“Escrow Holder” means Chicago Title Insurance Company, 2415 E. Camelback Road, Phoenix, AZ 85016, Attn: DeWayne C. Huffman.
“Excluded Materials” is as defined in Section 6.2.
“Express Representations” is as defined in Section 10.1.
“Extended Coverage Policy” is defined in Section 15.2.
“Feasibility Period” means the period between the Effective Date and the Feasibility Period Expiration Date.
“Feasibility Period Expiration Date” means 5:00 P.M. (Pacific time) on December 21, 2015.
“FIRPTA” is as defined in Section 11.1.3.
“General and Special Real Estate Taxes” means all charges evidenced by the secured tax bill issued by the Tax Collector, including, but not limited to, amounts allocated to: (a) County or City general governmental purposes; (b) bonded indebtedness of the County or City; (c) bonded or other indebtedness and operating expenses of any school, college, sewer, water, irrigation, hospital, library, utility, county service or other district; and (d) any other lawful purpose.
“Governmental Authority” and “Governmental Authorities” mean the United States of America, the State, the County and City and any other political subdivision in which the Real Property is located or that exercises jurisdiction over the Property, and any agency, department, commission, board, bureau, property owners association, utility district, flood control district, improvement district, court or other instrumentality of any of them.
“Hazardous Materials” means any chemical, substance, material, controlled substance, object, condition, waste from living organisms, or any combination thereof which is or may be hazardous to human health or safety or to the environment due to its toxicity, explosivity, corrosivity, reactivity, flammability, infectiousness, radioactivity, ignitability, carcinogenicity, phytotoxicity, mutagenicity, or otherwise hazardous, harmful, or potentially harmful properties or effects, and which are now or in the future become listed, defined or regulated in any manner by any Applicable Laws based upon, directly or indirectly, such properties or effects, including, without limitation, petroleum hydrocarbons and petroleum products, lead, asbestos, radon, and polychlorinated biphenyls (PCBS).
“Immediately Available Funds” means: (a) currency; or (b) a cashier’s check or certified check drawn on a bank or other financial institution; or (c) funds wire-transferred into Escrow Holder’s general escrow account(s).
“Improvements” means all of the improvements, structures and fixtures located on the Land and the Appurtenances, including, without limitation, the buildings located on the Land and all affixed apparatus, equipment and appliances used in connection with the ownership, use and(or) operation of the Land and Appurtenances.
“Independent Contract Consideration” is defined in Section 4.6.
“Intangible Personal Property” means all intangible personal property now or hereafter owned by Seller and used in the ownership of the Land, including, without limitation: (a) any agreements or rights relating to the ownership of the Land, including the Appurtenances; and (b) general intangibles which relate exclusively to the Land and(or) the Improvements. The definition of Intangible Personal Property shall specifically exclude the Excluded Materials.
“Land” is as defined in Section 1.1.
“Lease” is as defined in Section 11.1.2.
“Liability Floor” means actual monetary damages, losses, expenses, costs and liabilities, in the aggregate, in excess of $10,000.00.
“Liability Policy” is as defined in Section 7.5.
“License” is as defined in Section 7.3.
“Limitation Period” is as defined in Section 8.3.
“Objection Notice” is as defined in Section 5.2.
“Official Records” is as defined in Section 13.1.1.
“Party” or “Parties” means and refers to Seller and Buyer, either individually or collectively, as so provided.
“Permitted Property Exceptions” is as defined in Section 5.4.
“Personal Property” means all that furniture, fixtures and equipment owned by Seller and utilized in connection with the operation of the facilities located on the Real Property, which shall expressly exclude all information technology equipment.
“Post-Closing Recovery Cap” means actual monetary damages, losses, expenses, costs and liabilities, in the aggregate not exceeding $50,000.00.
“Property” is as defined in Section 1.1.

“Property Materials” is as defined in Section 6.1.
“Purchase Price” is as defined in Section 4.1.
“Real Property” means the Land, the Improvements and the Appurtenances.
“Release” is as defined in Section 10.5.1.
“Releasees” is as defined in Section 10.5.1.
“Releasors” is as defined in Section 10.5.1.
“Seller” is as defined in the first paragraph hereof.
“Seller Closing Statement” is as defined in Section 11.1.6.
“Seller Parties” mean Seller’s successors, assigns, officers, directors, shareholders, members, managers, partners, Affiliates, employees, representatives and agents.
“Standard Coverage Policy” is as defined in Section 15.2.
“Survey” is as defined in Section 5.2.
“Supplement” is as defined in Section 5.3.
“Supplemental Objection Notice” is as defined in Section 5.3.
“Supplemental Title Response” is as defined in Section 5.3.
“Title Insurer” means Chicago Title Insurance Company, 2415 E. Camelback Road, Phoenix, AZ 85016, Attn: DeWayne C. Huffman.
“Title Report” is as defined in Section 5.2.
“Title Response” is as defined in Section 5.2.
“Transaction” means the purchase and sale transaction set forth herein.
“Warranty Deed” is as defined in Section 11.1.1.
ARTICLE 3
Agreement of Sale
3.1    Purchase and Sale. Seller agrees to sell and convey and Buyer agrees to purchase and acquire the Property, upon and subject to the provisions and conditions set forth in this Agreement.
ARTICLE 4
Purchase Price and Deposits
4.1    Purchase Price. The purchase price for the Property shall be One Million Six Hundred Thousand Dollars $1,600,000.00 (“Purchase Price”).

4.2    Deposit. Within one (1) Business Day after the Effective Date, Buyer shall deposit with Escrow Holder the amount of $100,000.00 (the “Deposit”).
4.3    Disposition of the Deposit. Escrow Holder shall deposit the Deposit in an interest-bearing account at a federally-insured commercial bank (“Bank”). All interest earned on the Deposit while so deposited in said account (but not after any release to Seller) shall be added to and be deemed a part of the Deposit. Notwithstanding anything to the contrary contained herein, the failure of Buyer to timely deliver the Deposit, except where such failure is caused by the act or omission of Seller, shall constitute grounds for Seller to terminate this Agreement. Immediately upon receipt by Escrow Holder, the Deposit shall be automatically released by Escrow Holder to Seller without the need for any additional instruction or action on the part of Buyer, and shall constitute liquidated damages pursuant to Section 18.2 in the event Buyer defaults pursuant the provisions and conditions of this Agreement. At the Closing, the Deposit shall be applied to the Purchase Price.
4.4    Balance of Purchase Price. The balance of the Purchase Price for the Property shall be delivered by Buyer to Escrow Holder within two (2) business days after Buyer delivers the Approval Notice.
4.5    Payments. Funds payable by Buyer pursuant to this Agreement shall be paid in Immediately Available Funds to Escrow Holder.
4.6    Independent Contract Consideration. Upon the Effective Date, Buyer shall deliver to Seller by check the sum of $100.00 (the “Independent Contract Consideration”), which amount has been bargained for and agreed to as consideration for Buyer’s right to purchase the Property and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.
ARTICLE 5
Title and Survey
5.1    Conveyance of the Property. Title to the Property shall be conveyed to Buyer at Closing in fee simple pursuant to the Warranty Deed and Assignment of Assets, free and clear of any and all liens, including but not limited to mechanic’s liens, claims, encumbrances, mortgages, deeds of trust and security interests, other than those liens, claims, encumbrances, mortgages, deeds of trust and security interests created, permitted or caused by Buyer or Buyer’s Agents (collectively, the “Encumbrances”), but subject only to the Permitted Property Exceptions.
5.2    Title Report. Buyer has obtained a preliminary title report for the Real Property (“Title Report”) issued by Title Insurer evidencing the vesting for the Property, the legal description for the Property, the exceptions of record for the Property and any requirements/conditions to the issuance of the Standard Coverage Policy to Buyer upon Buyer’s acquisition of title to the Property. Buyer shall have the right, but not the obligation, to obtain an ALTA survey of the Property (“Survey”) at Buyer’s sole cost and expense; provided, however, Buyer’s obtaining the Survey shall not be a condition to Closing, and shall in no way delay the Closing. Buyer shall have until a date two (2) Days after the Effective Date within which to object, by written notice to Seller, to any exceptions to title or other matters set forth in the Title Report and(or) the Survey (the “Objection Notice”). Such objections shall be within Buyer’s reasonable discretion. Except as provided in the next sentence, if Buyer fails to object to any such exceptions or other matters set forth in the Title Report and(or) the Survey pursuant to the Objection Notice to Seller, as so provided, then Buyer shall be deemed to have approved the Title Report and the Survey. Regardless of whether Buyer objects to the same or not, as so provided, Seller shall be responsible, at Seller’s sole cost and expense, for causing the full reconveyance/termination of the Encumbrances on or before the Closing and for devoting commercially reasonable efforts to satisfying all reasonable requirements for the Seller set forth in the Title Report. For all other objectionable items, Seller shall have the right to cure or attempt to cure Buyer’s objections to such exceptions or other matters within two (2) business Days after receiving the Objection Notice. Seller shall notify Buyer in writing within said two (2) business Day period as to whether it has successfully cured Buyer’s objections described in the Objection Notice (as evidenced by a supplement issued by Title Insurer to the Title Report) and(or) Seller is unable or elects not to cure any one or more of Buyer’s objections, and request that Buyer waive Buyer’s right to terminate this Agreement due to such objections (the “Title Response”). Except with respect to any Encumbrances, Seller shall have the right to cure any such disapproved title items by causing the Title Insurer to endorse or “write around” the same. If Buyer so receives a Title Response indicating that Seller is unable or elects not to cure any one or more of Buyer’s objections, then Buyer shall have the right and option to either terminate this Agreement pursuant to Section 7.6 hereof by providing the Disapproval Notice or to waive its right to terminate this Agreement in writing due to such objections by the delivery of an Approval Notice. Upon any such termination, Buyer shall promptly be refunded the Deposit. If Seller fails to respond to Buyer’s objections within two (2) business Days after receiving the Objection Notice, Seller shall be deemed to have elected not to cure such objections and Buyer shall have the right and option to either terminate this Agreement pursuant to Section 7.6 hereof by providing the Disapproval Notice or to waive its right to terminate this Agreement due to such objections by providing the Approval Notice. Buyer may rely upon a preliminary title opinion prepared by an Iowa attorney based on certified abstracts of title to the Real Property in accordance with Iowa Land Title Association and American Title Association. The obligation to furnish the title coverage as set forth herein shall remain in effect and shall survive Closing. Any exceptions as a condition to a policy shall be dealt with at the time of a commitment or issuance of a title policy.
5.3    Supplement. Title Insurer may issue a supplement or supplements to the Title Report that indicate additional exception(s) to title (other than the Permitted Property Exceptions) not set forth in the Title Report and(or) the Survey (“Supplement”). Buyer’s review and acceptance of or objection to any additional exception(s) to title in a Supplement (other than the Permitted Property Exceptions) shall be in Buyer’s reasonable discretion. If Buyer objects to any additional exception(s) in a Supplement (other than the Permitted Property Exceptions), it shall do so by written notice to Seller (“Supplemental Objection Notice”), which Supplemental Objection Notice shall be given no later than three (3) Days after Buyer’s receipt of the applicable Supplement and all title documents with respect to any additional exceptions to title set forth in such Supplement. Except as herein provided, if Buyer fails to object to any such exceptions or other matters set forth in Supplement pursuant to the Supplement Objection Notice, as so provided, then Buyer shall be deemed to have approved such exceptions and other matters set forth in the Supplement. Regardless of whether Buyer objects to the same or not, as so provided, Seller shall be responsible, at Seller’s sole cost and expense, for causing the full reconveyance/termination of the Encumbrances on or before the Closing and for satisfying all reasonable requirements for the Seller in the Title Report and the Supplement. Seller shall have the right to cure or attempt to cure Buyer’s objections to such exceptions or other matters within two (2) Days after receiving the Supplemental Objection Notice or Buyer’s deemed disapproval of the matters set forth in a Supplemental. Seller shall notify Buyer in writing within said two (2) Day period as to whether it has successfully cured Buyer’s objections set forth in the Supplement Objection Notice (as evidenced by a supplement issued by Title Insurer to the Title Report) and(or) Seller is unable or elects not to cure any one or more of Buyer’s objections, and request that Buyer waive Buyer’s right to terminate this Agreement due to such objections (“Supplemental Title Response”). Except with respect to any Encumbrances, Seller shall have the right to cure any such disapproved title items by causing the Title Insurer to endorse or “write around” the same. If Buyer so receives a Supplemental Title Response indicating that Seller is unable or elects not to cure any one or more of Buyer’s objections, then Buyer shall have the right and option, but not the obligation, to terminate this Agreement; provided such notice of termination is provided to Seller within two (2) Days of receipt of the Supplemental Title Response indicating that Seller is unable or elects not to cure any one or more of Buyer’s objections. If Buyer fails to provide notice of termination within two (2) Days of receipt of such Supplemental Title Response from Seller indicating that Seller is unable or elects not to cure any one or more of Buyer’s objections, then Buyer shall be deemed to have waived the right to terminate this Agreement due to such objections. Upon any such termination, Buyer shall be refunded the Deposit unless Buyer was the direct and actual cause of such disapproved title objection in violation of the provisions and conditions hereunder, in which case Seller shall be entitled to retain the Deposit. If Seller fails to respond to Buyer’s objections within two (2) Business Days after receiving the Supplemental Objection Notice, Seller shall be deemed to have elected not to cure such objections and Buyer shall have the right and option to either: (a) terminate this Agreement and be refunded the Deposit, unless Buyer was the direct and actual cause of such disapproved title objection in violation of the provisions and conditions hereunder, in which case Seller shall be entitled to retain the Deposit; or (b) waive its right to terminate this Agreement, in which case this Agreement shall continue in full force and effect.
5.4    Permitted Property Exceptions. The term “Permitted Property Exceptions”, as used herein, shall mean:
5.4.1    all matters set forth in the Title Report and the Supplement(s) (if any) and approved by Buyer as herein provided;
5.4.2    any title exception created directly by any act or omission of Buyer and(or) the Buyer Subcontractors;
5.4.3    a lien to secure the payment of general and special property taxes and assessments, not delinquent;
5.4.4    a lien to secure the payment of supplemental and escape taxes assessed as a result only of the transfer of the Real Property to Buyer;
5.4.5    matters of record created by, caused by or otherwise in accordance with the written consent of Buyer;
5.4.6    any assessment districts now in existence or otherwise in formation (to the extent all assessments thereunder are current and non-delinquent); and
5.4.7    all Applicable Laws.
ARTICLE 6
Documents and Disclosures
6.1    Property Materials. Buyer hereby acknowledges that Seller has delivered to Buyer the documentation described on Exhibit “6.1” attached hereto prior to the Effective Date.
6.2    Excluded Materials. The Property Materials shall not include the following documents (collectively, the “Excluded Materials”):
6.2.1    Seller’s financial analyses (but excluding Property related reports) and calculations relating to Seller itself and the Property;

6.2.2    Seller’s documents that are protected by the attorney-client and(or) attorney work product privileges;
6.2.3    Seller’s formation documentation or that of its members, other than such formation documents as are required by Escrow Holder;
6.2.4    Seller’s internal correspondence, memoranda and analyses;
6.2.5    Any of Seller’s websites, URL’s, domain names and intellectual property; and
6.2.6    Seller’s tax returns or records with respect thereto.
6.3    No Seller Representations. Seller does not represent, warrant or guaranty the accuracy or completeness of any of the Property Materials not prepared by Seller or its Affiliates or the enforceability of the Service Contracts as to the service providers.
6.4    Disclaimers. Buyer shall be under an obligation to seek out and obtain during the Feasibility Period such additional information and documentation as Buyer may deem necessary in order to evaluate the Property. It shall be Buyer’s responsibility to evaluate, test and otherwise reach its own conclusions as to the condition of the Property (environmental, structural code and compliance with Applicable Laws), without warranty or representation from Seller except as expressly set forth in this Agreement. The obligations of Seller in connection with the Transaction shall be solely governed by this Agreement and the Closing Documents irrespective of the contents of the Property Materials. Except as expressly set forth in this Agreement, Buyer shall rely upon its own independent investigation concerning matters contained in the Property Materials.
6.5    Non-Disclosure. Buyer shall treat the Property Materials as confidential, and shall not disclose any information gained by the review of the Property Materials to any third parties, except as necessary to Buyer’s Agents, attorneys and lenders. Except as reasonably necessary with respect to its due diligence of the Property and as provided in the foregoing sentence, Buyer shall not make copies of the Property Materials available to any third parties. After the Closing Date, Buyer’s obligations under this Agreement to maintain confidentiality and to avoid disclosure shall cease as to the Property Materials.
6.6    Buyer Obligations. Buyer acknowledges and agrees that any reports, studies, plans and other documentation provided by Seller do not necessarily represent all of the documentation that may be in existence with respect to the environmental, structural condition and compliance with Applicable Laws of the Property, but, rather, represent documentation in Seller’s possession or control that relate to the topic of the environmental, structural condition and compliance with Applicable Laws of the Property. Accordingly, Buyer acknowledges its obligation to seek out and obtain such additional information and documentation as Buyer may deem necessary in order to evaluate the environmental, structural condition and compliance with Applicable Laws of the Property.
6.7    Return of Documents. If this Agreement is terminated for any reason or Buyer is otherwise in default hereunder, then Buyer shall promptly return to Seller the Property Materials or destroy/delete all copies thereof.
ARTICLE 7
Feasibility Period

7.1    Feasibility Period. The Feasibility Period shall not be extended for any reason whatsoever without the written consent of Seller and Buyer, which consent may be withheld in each such Parties’ sole and absolute discretion.
7.2    Buyer Actions. Buyer shall, throughout the Feasibility Period, diligently investigate and confirm all matters that Buyer deems relevant to its proposed acquisition and operation of the Property, including, without limitation:
7.2.8    the status of title, as set forth in Sections 5.2 and 5.3 hereof;
7.2.9    the physical and environmental condition of the Property, including applicable geologic, environmental and structural conditions (including any pest infestation) and mold, and such other matters that may arise by reason of the Buyer Investigation;
7.2.10    whether and to what extent the Property has been constructed in accordance with the applicable plans and specifications;
7.2.11    the existence and terms of any governmental assessments, including future obligations;
7.2.12    the existence of any life safety or ADA issues;
7.2.13    the economic feasibility of operating the Property and Buyer’s analyses with respect to the same;
7.2.14    Applicable Laws, including the application and compliance of the Property with applicable building and zoning codes;
7.2.15    the operating statements for the Property;
7.2.16    the results of any reports and studies commissioned by Buyer; and
7.2.17    the content of the Property Materials.
7.3    License. Seller hereby grants to Buyer and Buyer’s Agents a license to enter upon the Property for purpose of undertaking and completing inspections and testing activities (“License”), upon and subject to the provisions and conditions of this Agreement. Buyer shall have the right to commence Buyer’s physical inspection(s) and(or) testing of the Property and to undertake any engineering, environmental, soils and(or) other studies of the Property immediately after the Effective Date until the termination of this Agreement as provided herein, provided that Buyer gives Seller not less than twenty-four (24) hours prior written notice of its intended inspection(s), inquiries and(or) testing. Buyer’s physical inspection of and(or) testing on the Property shall not include any invasive testing or boring without the prior written consent of Seller, which consent may be withheld, conditioned, or delay in Seller’s sole and absolute discretion. Buyer’s physical inspection of and(or) testing on the Property shall be conducted during normal business hours, at times mutually acceptable to Buyer and Seller, and shall not unreasonably interfere with Seller’s business activities or the business activities of Seller’s tenants, invitees and licensees. Buyer may not make inquiries of or contact with Seller’s management staff or employees without Seller’s prior written consent, which consent may be withheld, conditioned, or delayed in Seller’s sole and absolute discretion. Seller or its representatives shall have the right (but not the obligation) to be present during any inspection(s) and(or) testing of the Property. Promptly following completion of any inspection or testing, Buyer shall, at its sole cost and expense, restore the

Property to substantially its condition as it existed immediately prior to Buyer’s entry to the Property, provided that Buyer shall not be obligated to remediate any pre-existing environmental conditions or other defects at, on or under the Property as part of its restoration obligation nor any other liability for the mere discovery of such conditions. Buyer shall use care and consideration in connection with any of its inspections or tests. Buyer and Buyer’s Agents shall comply with all Applicable Laws which might in any way relate to Buyer’s inspections and testing activities.
7.4    Buyer Indemnity. Buyer shall indemnify, defend (with counsel acceptable to Seller) and hold the Property, Seller and the Seller Parties free and forever harmless from and against any and all Claims resulting from Buyer’s and Buyer’s Agents inspection and testing of the Real Property, including, without limitation, repairing any and all damages to any portion of the Real Property arising out of or related (directly and indirectly) to Buyer and Buyer’s Agents conducting such inspections and tests; provided, however, that the foregoing indemnification, defense and hold harmless agreement by Buyer shall not apply to Buyer’s discovery of any adverse condition or fact relating to the Property.
7.5    Intentionally Deleted.
7.6    Feasibility Approval. Buyer may elect, at its sole discretion, during the Feasibility Period and upon written notice to Seller, to either: (a) proceed with the purchase of the Property based on its review of the Property during the Feasibility Period (“Approval Notice”); or (b) disapprove its review of the Property during the Feasibility Period (“Disapproval Notice”), in which case this Agreement shall be deemed terminated and Buyer shall be refunded the Deposit. In the absence of either, Buyer shall be deemed to have approved its review. If Buyer so provides an Approval Notice or fails to provide a notice, then the Deposit shall be liquidated damages pursuant to Section 18.2 if Buyer defaults pursuant to the provisions and conditions of this Agreement.
ARTICLE 8
Representations and Warranties of Seller
8.1    Seller Representations and Warranties. Seller hereby represents and warrants as of the Effective Date the following to Buyer:
8.1.18    Seller has the legal right, power and authority to enter into this Agreement and to consummate the Transaction and the execution, delivery and performance of this Agreement and the Closing Documents have been duly authorized and no other action by Seller or any other person or entity is required for the valid and binding execution, delivery and performance of this Agreement and the Closing Documents; and Seller has obtained all necessary approvals and consents to the execution and delivery of this Agreement and the consummation of the Transaction contemplated hereby;
8.1.19    Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code;
8.1.20    Neither Seller nor any of its principals or Affiliates: (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury or on any other similar list; (b) is a person or entity with which Buyer is prohibited from dealing or otherwise engaging in any transaction by any anti-terrorism law; (c) is a person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or any similar Executive Orders; or (d) is affiliated or associated with a person or entity listed in preceding clause “(a)”, “(b)” or “(c)”.

8.1.21    There are no contracts, agreements, arrangement or contractual obligations of any kind, including service or maintenance contracts, operating, management or employment contracts or other similar agreements that will or may affect Buyer or the Property after the Closing except those contracts and agreements copies of which have been provided to Buyer as part of the Property Materials.
8.2    No Other Representations and Warranties. Other than the representations and warranties set forth in Section 8.1 above and otherwise as expressly provided in this Agreement and in the Closing Documents, Seller specifically is making no other representations or warranties hereunder or otherwise pursuant to the Closing Documents.
8.3    Limitations. The Parties agree, upon and subject to the provisions and conditions of Section 8.4 hereof, that: (a) Seller’s representations and warranties contained in Section 8.1 and the Closing Documents shall survive the Closing for a period of twelve (12) months after the Closing Date (“Limitation Period”); and (b) Buyer shall provide actual written notice to Seller before the end of the Limitation Period of any breach of such representations and warranties and shall allow Seller ten (10) Days within which to cure such breach. If Seller fails or is unable to cure such breach after actual written notice and within such cure period, Buyer’s sole remedy shall be upon and subject to the provisions and conditions of Section 18.1.3 hereof, which must be commenced, if at all, within two (2) months after the expiration of Seller’s cure period. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such representations or warranties.
8.4    Changed Circumstances. The representations and warranties set forth in Section 8.1 hereof are made by Seller only as of the Effective Date. The Parties acknowledge the possibility that prior to the Closing, acts, actions and occurrences, whether within or outside the control of any Party hereof, may arise which result in the occurrence and(or) discovery of facts and circumstances inconsistent with and(or) otherwise different from the representations and warranties set forth in Section 8.1 hereof. To the extent that Buyer has knowledge of a breach by Seller of any of the covenants, representations and warranties set forth in Section 8.1 hereof or elsewhere in this Agreement, or any of the Closing Documents, prior to the Closing Date, and Buyer nonetheless elects to acquire the Property as herein provided, then Buyer shall be deemed to have waived, released, acquitted and discharged all Claims that Buyer may have by reason of such known default by Seller of such covenants, representations or warranties and any right to a refund of the Deposit and(or) recover any damages. In addition to any other manner of obtaining knowledge, Buyer shall be deemed, for purposes hereof, to be aware of a breach by Seller, as so provided, if written notice of the applicable matter is provided to Buyer by Seller as provided herein.
ARTICLE 9
Representations and Warranties of Buyer
9.1    Buyer Representations and Warranties. Buyer hereby represents and warrants as of the Effective Date the following to Seller:
9.1.1    Buyer has the legal right, power and authority to enter into this Agreement and to consummate the Transaction, and the execution, delivery and performance of this Agreement and the Closing Documents have been duly authorized and no other action by Buyer is required for the valid and binding execution, delivery and performance of this Agreement.
9.1.2    No bankruptcy, insolvency, rearrangement, or similar action or proceeding, whether voluntary or involuntary, is pending or threatened against Buyer and Buyer has no intention of filing or commencing any such action or proceeding.

9.1.3    Neither Buyer nor any of its principals or Affiliates: (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury or on any other similar list; (b) is a person or entity with which Seller is prohibited from dealing or otherwise engaging in any transaction by any anti-terrorism law; (c) is a person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or any similar Executive Orders; or (d) is affiliated or associated with a person or entity listed in preceding clause “(a)”, “(b)” or “(c)”.
ARTICLE 10
As Is Purchase; Indemnity; Waiver of Claims
10.1    AS-IS PURCHASE. BUYER HEREBY ACKNOWLEDGES, REPRESENTS, WARRANTS, COVENANTS AND AGREES THAT AS A MATERIAL INDUCEMENT TO SELLER TO EXECUTE AND ACCEPT THIS AGREEMENT, AND IN CONSIDERATION OF THE PERFORMANCE BY SELLER OF ITS DUTIES AND OBLIGATIONS UNDER THIS AGREEMENT, EXCEPT AS PROVIDED IN THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER EXPRESSLY SET FORTH IN ARTICLE 8 OF THIS AGREEMENT AND EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THE CLOSING DOCUMENTS (COLLECTIVELY, “EXPRESS REPRESENTATIONS”), THE SALE OF THE PROPERTY HEREUNDER IS AND SHALL BE MADE ON AN “AS IS, WHERE IS” BASIS AND NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY (EXCEPT THE EXPRESS REPRESENTATIONS), INCLUDING, WITHOUT LIMITATION: (1) THE EXISTENCE OF HAZARDOUS MATERIALS OR MOLD UPON THE REAL PROPERTY OR ANY PORTION THEREOF; (2) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, AND LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND FAULTING; (3) WHETHER OR NOT AND TO THE EXTENT TO WHICH THE REAL PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD; (4) DRAINAGE; (5) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING; (6) USAGES OF ADJOINING PROPERTIES; (7) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, DURABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, WHETHER OR NOT THE IMPROVEMENTS COMPLY WITH THE REQUIREMENTS OF TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. §§ 12181-12183, 12186(B) – 12189 AND RELATED REGULATIONS; (8) THE SQUARE FOOTAGE OF THE LAND OR THE IMPROVEMENTS; (9) IMPROVEMENTS AND INFRASTRUCTURE, IF ANY; (10) DEVELOPMENT RIGHTS, ENTITLEMENTS, APPROVALS AND EXACTIONS AND THE FORCE AND EFFECT AND COMPLIANCE WITH THE SAME; (11) WATER OR WATER RIGHTS; (12) THE EXISTENCE AND

POSSIBLE LOCATION OF ANY UNDERGROUND UTILITIES; (13) THE EXISTENCE AND POSSIBLE LOCATION OF ANY ENCROACHMENTS; (14) WHETHER THE IMPROVEMENTS WERE BUILT, IN WHOLE OR IN PART, IN COMPLIANCE WITH APPLICABLE BUILDING CODES AND OTHER APPLICABLE LAWS AND ORDINANCES; (15) THE STATUS OF ANY LIFE-SAFETY SYSTEMS IN THE IMPROVEMENTS; (16) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL APPLICABLE LAWS; (17) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE); (18) WHETHER OR NOT THE PROPERTY HAS BEEN BUILT IN COMPLIANCE WITH THE GOVERNMENTALLY-APPROVED PLANS AND SPECIFICATIONS FOR THE SAME; (19) THE IMPACT THAT AN EARTHQUAKE, OF ANY MAGNITUDE, MAY HAVE ON THE PROPERTY AND WHETHER AND TO WHAT EXTENT THE PROPERTY WAS DESIGNED OR CONSTRUCTED TO WITHSTAND AN EARTHQUAKE OF ANY PARTICULAR MAGNITUDE; (20) THE EXISTENCE OR POTENTIAL FUTURE EXISTENCE OF ANY ASSESSMENT DISTRICTS OR ADDITIONAL GOVERNMENTAL OR ADMINISTRATIVE FEES, COSTS, LEVIES OR ASSESSMENTS; AND(OR) (21) THE STATUS OF ANY OF THE TENANCIES UPON THE PROPERTY.
10.2    BUYER EXAMINATIONS. BUYER ACKNOWLEDGES THAT BUYER SHALL HAVE COMPLETED ALL PHYSICAL, DOCUMENTARY AND FINANCIAL EXAMINATIONS RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER TO THE EXTENT BUYER DEEMS NECESSARY; IT BEING ACKNOWLEDGED AND AGREED THAT BUYER HAS BEEN PROVIDED THE OPPORTUNITY TO AND SHALL BE DEEMED TO HAVE FULLY INSPECTED EACH RESIDENTIAL UNIT, ALL COMMON AREAS (INCLUDING ALL FACILITIES AND AMENITIES) WITHIN THE PROPERTY, AND, EXCEPT BUYER’S RELIANCE ON THE EXPRESS REPRESENTATIONS, BUYER SHALL ACQUIRE THE SAME SOLELY ON THE BASIS OF SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION FOR THE PROPERTY AFFORDED BY BUYER’S TITLE POLICY, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES, AND THAT SELLER HAS NOT MADE (AND IS UNDER NO DUTY TO MAKE) ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION (EXCEPT THE EXPRESS REPRESENTATIONS).
10.3    SELLER NOT BOUND. EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, SELLER SHALL NOT BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER OR ANYONE ELSE, OR BY ANY REAL ESTATE BROKER, AGENT, REPRESENTATIVE, EMPLOYEE, SERVANT OR OTHER PERSON ACTING ON SELLER’S BEHALF. BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT SELLER SHALL BE UNDER NO OBLIGATION TO REPAIR, REMEDIATE OR RECONSTRUCT THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

10.4    BUYER’S RELIANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER SHALL PERFORM AND, EXCEPT FOR THE EXPRESS REPRESENTATIONS, RELY SOLELY UPON ITS OWN INVESTIGATION CONCERNING ITS INTENDED USE OF THE PROPERTY, AND THE PROPERTY’S FITNESS THEREFOR. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER’S COOPERATION WITH BUYER, WHETHER BY PROVIDING THE PROPERTY MATERIALS OR PERMITTING INSPECTION OF THE PROPERTY, SHALL NOT BE CONSTRUED AS ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OF ANY KIND WITH RESPECT TO THE PROPERTY, OR WITH RESPECT TO THE ACCURACY, COMPLETENESS OR RELEVANCE OF THE PROPERTY MATERIALS (EXCEPT THE EXPRESS REPRESENTATIONS).
10.5    Release.
10.5.1    Buyer, for itself and on behalf of each of its respective successors and assigns (collectively, the “Releasors”), by this general release of known and unknown claims (this “Release”), hereby irrevocably and unconditionally releases and forever discharges Seller and each of the Seller Parties (collectively, the “Releasees”) or any of them, from and against any and all Claims of any kind or nature whatsoever, WHETHER KNOWN OR UNKNOWN, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, which any of the Releasors now have, own, hold, or claim to have had, owned, or held, against any of the Releasees arising from, based upon or related to the condition of the Property.
10.5.2    Buyer hereby further acknowledges and agrees as follows:
(a)    There is a risk that subsequent to the execution of the Release set forth herein, Releasors may discover, incur, or suffer from Claims which were unknown or unanticipated at the time this Release is executed, including, without limitation, unknown or unanticipated Claims which, if known by Buyer on the date this Release is being executed, may have materially affected Buyer’s decision to execute this Release. Buyer acknowledges that Releasors are assuming the risk of such unknown and unanticipated Claims and agree that, except as expressly provided in this Agreement and(or) any of the Other Agreements, this Release applies thereto.
(b)    Buyer represents and warrants to Releasees that Buyer has not and shall not assign or transfer or purport to assign or transfer any Claim or Claims or any portion thereof or any interest therein.

SELLER’S INITIALS	BUYER’S INITIALS

10.6    Third Party Beneficiaries. It is specifically acknowledged and agreed that each of the Seller Parties and each of the Buyer Parties shall be third party beneficiaries of this ARTICLE 10.
ARTICLE 11
Seller Deliveries at Closing
11.1    Closing Documents. At least one Business Day prior to the Closing, Seller shall deliver to Escrow Holder the following (collectively, the “Closing Documents”):

11.1.1    a duly executed and acknowledged Warranty Deed conveying the Real Property to Buyer in the form of Exhibit “11.1.1” hereto and accompanying Iowa Declaration of Value Statement and Groundwater Hazard Statement (“Warranty Deed”);
11.1.2    two (2) duly executed counterpart originals of an Assignment and Assumption of Assets in the form of Exhibit “11.1.4” attached hereto (“Assignment of Assets”) relating to the Intangible Personal Property;
11.1.3    a duly executed affidavit that Seller is not a “foreign person” within the meaning of Section 1445(e) of the Internal Revenue Code of 1986 in the form attached hereto as Exhibit “11.1.5” (“FIRPTA”);
11.1.4    two (2) duly executed counterpart originals of a lease relating to Seller’s leaseback of the Property in accordance with the provisions of Section 19.1, in the form of Exhibit 19.1 (“Lease”);
11.1.5    such resolutions and authorizations for Seller as shall be reasonably required by Escrow Holder, in its capacity as title insurer;
11.1.6    a closing statement in form and content satisfactory to Seller (“Seller Closing Statement”) duly executed by Seller; and
11.1.7    any documents or agreements reasonably required by Escrow Holder, in its capacity as title insurer, to issue Buyer’s Title Policy to Buyer, including but not limited to an owner’s affidavit in the form reasonably required by the Title Insurer and a gap affidavit.
11.2    Seller Deliveries to Buyer.
11.2.1    Upon the Closing Date, Seller shall deliver to Buyer originals of the building permits and certificates of occupancy for the Improvements not previously delivered to Buyer (provided that if originals of such permits and certificates of occupancy are not in Seller’s possession or control, then copies thereof shall be delivered, to the extent copies thereof are in Seller’s possession), and other material, records and documents constituting Intangible Personal Property.
11.3    Buyer Waiver. Buyer may waive compliance on Seller’s part under any of the items referred to in this ARTICLE 11 by an instrument in writing.
ARTICLE 12
Buyer Deliveries at Closing
12.1    Buyer Deliveries. At least one Business Day prior to the Closing Date, Buyer shall deliver to Escrow Holder the following:
12.1.2    a closing statement in form and content satisfactory to Buyer (“Buyer Closing Statement”) duly executed by Buyer;
12.1.3    two (2) duly executed counterpart originals of the Assignment of Assets;
12.1.4    two (2) duly executed counterpart originals of the Lease Agreement; and

12.1.5    the balance of the Purchase Price, plus any additional amounts payable by Buyer hereunder, as adjusted by the credits and prorations set forth herein.
12.2    Seller Waiver. Seller may waive compliance on Buyer’s part under of any of the items referred to in ARTICLE 12 by an instrument in writing.
ARTICLE 13
Escrow Holder Actions at Closing
13.1    Escrow Holder. Subject to the delivery to Escrow Holder of the documents referred to in ARTICLE 11 and ARTICLE 12 above, Escrow Holder shall take the following actions at Closing:
13.1.1    record the executed and acknowledged Warranty Deed in the Official Records of Clinton County, Iowa and file the Transfer Statements (“Official Records”);
13.1.2    deliver executed copies of the documents to each Party; and
13.1.3    deliver to Seller the Purchase Price, less applicable charges and prorations, in Immediately Available Funds.
ARTICLE 14
Intentionally Omitted
ARTICLE 15
The Closing; Title Insurance
15.1    Closing. The consummation of the Transaction (the “Closing”) shall be facilitated by Escrow Holder (“Escrow”). The Parties shall cooperate in executing and delivering any escrow instructions that may be prepared from time to time to consummate the Transaction and establish the Escrow; provided, however, in the event of any conflict or inconsistency between the provisions and conditions of this Agreement and any such escrow instructions, the provisions and conditions of this Agreement shall prevail. The Closing shall occur on December 29, 2015 (the “Closing Date”). Escrow Holder shall be responsible at the Closing for preparing the settlement statement, causing all documents to be recorded, disbursing all closing proceeds, and otherwise conducting settlement. All real estate taxes shall be prorated as of the Closing Date.
15.2    Closing Costs. Escrow fees shall be divided equally (50/50) by the Parties. Seller shall pay the premium for a standard coverage CLTA owner’s policy of title insurance issued by Title Insurer in form and substance satisfactory to Buyer (the “Standard Coverage Policy”), with coverage in the amount of the Purchase Price, to be issued to Buyer for this Transaction; it being acknowledged and agreed that Buyer shall have the right to request extended coverage ALTA owners policy of title insurance (the “Extended Coverage Policy”), in which case Buyer shall pay the additional premium for the same over the cost of the Standard Coverage Policy. Seller shall be responsible for the payment of any transfer taxes, documentary stamp taxes , excise tax, deed tax or similar taxes or fees (City, County and State) arising by reason of this Transaction including but not limited to the Iowa Real Estate Revenue Stamp Tax. Seller shall also pay any recording costs for the Warranty Deed. Except as so provided, costs arising with respect to the Transaction shall be allocated and otherwise divided consistent with the customs of the County.
15.3    Buyer’s Title Policy. Upon the Closing Date, Title Insurer shall issue or be irrevocably committed to issue to Buyer a Standard Extended Coverage Policy, with liability in the amount of the

Purchase Price, insuring that the fee title to the Real Property is vested in Buyer, subject only to the Permitted Property Exceptions (“Buyer’s Title Policy”); provided, however, Buyer shall have the right to seek the issuance of an Extended Coverage Policy, it being acknowledged, however that(i) Buyer shall be responsible to timely supply to Title Insurer, at Buyer’s sole cost, any ALTA survey required by Title Insurer as a condition to the issuance of the Extended Coverage Policy for the Property, (ii) the issuance of an Extended Coverage Policy shall not be a condition to Closing and (iii) the issuance of an Extended Coverage Policy shall not delay Closing.
ARTICLE 16
Damage or Condemnation Prior to Close of Escrow
16.1    Buyer’s Right to Terminate. If the Property is damaged and(or) destroyed by fire or other casualty prior to the Closing Date, and the cost to repair and(or) restore such damage and(or) destruction exceeds $100,000.00 or any damage which is uninsured (unless Seller pays the cost thereof), then Buyer shall have the right to terminate this Agreement by written notice to Seller within five (5) Business Days after the Buyer receives notice of the occurrence of such casualty and a written estimate of the cost of such repair and(or) restoration prepared, in good faith, by Seller. In the event of any such termination, the Deposit, shall be returned to Buyer, Buyer and Seller shall each be liable for one-half of any Escrow cancellation fees and charges, and neither Party shall have any further liability or obligation under this Agreement, except as specifically provided herein.
16.2    No Termination. If the Property is damaged and(or) destroyed by fire or other casualty prior to the Closing Date where (a) the cost to repair and(or) restore such damage and(or) destruction does not exceed $100,000.00, or (b) the cost to repair and(or) restore such damage and(or) destruction exceeds $100,000.00 or is not insured (unless Seller pays the cost thereof) but this Agreement is not terminated pursuant to Section 16.1 as a result thereof, then the Closing shall occur as scheduled notwithstanding such damage; provided, however: (i) that Seller’s interest in all proceeds of insurance payable by reason of such casualty shall be assigned to Buyer as of the Closing or credited to Buyer if previously received by Seller; and (ii) Seller shall pay to Buyer in Immediately Available Funds the amount of any insurance policy deductible.
16.3    Eminent Domain. In the event a Governmental Authority commences or threatens to commence eminent domain proceedings prior to the Closing Date to take any portion of or interest in the Property, then Buyer shall have the option to terminate this Agreement by written notice to Seller within ten (10) Days after Seller provides Buyer written notice of such commencement or threat of commencement. In the event of any such termination, the Deposit shall be returned to Buyer, Buyer and Seller shall each be liable for one-half of any Escrow cancellation fees or charges, and neither Party shall have any further liability or obligation under this Agreement, except as specifically provided herein. In the event a Governmental Authority commences or threatens to commence eminent domain proceedings prior to the Closing Date to take any part of the Property and this Agreement is not terminated as so provided as a result thereof, then the Closing shall occur as scheduled notwithstanding such proceeding; provided, however: (i) that Seller’s interest in all proceeds arising out of or otherwise payable by reason of such eminent domain shall be assigned by Seller to Buyer; and (ii) Seller shall pay to Buyer the amount of any eminent domain proceeds paid to Seller.
ARTICLE 17
Distribution of Funds and Documents
17.1    Interest. Escrow Holder shall pay any interest earned on Immediately Available Funds held by it to the Party which deposits the same.

17.2    Disbursements. All disbursements by Escrow Holder shall be made by checks of Escrow Holder or by wire-transfer if instructed by the Party to receive such funds prior to the Closing Date.
17.3    Payment of Seller’s Encumbrances. Escrow Holder shall, at the Close of Escrow, pay, from funds, deposited by or for payment to Seller with Escrow Holder, to the appropriate obligees, all Encumbrances required to be paid by Seller pursuant to this Agreement, including all costs associated with said Encumbrances.
17.4    Return to Seller After Recording. Escrow Holder shall cause the Official Records to mail the Warranty Deed (and each other instrument which is herein expressed to be, or by general usage is, recorded) after recordation, to the grantee, beneficiary or person: (a) acquiring rights under said document; or (b) for whose benefit the instrument was acquired.
17.5    Delivery of Instruments. Escrow Holder shall, at the Close of Escrow, deliver by United States mail or nationally recognized overnight delivery service, each non-recorded instrument received by Escrow Holder to the payee or person: (a) acquiring rights under the instrument; or (b) for whose benefit the instrument was acquired.
17.6    Delivery of Immediately Available Funds. Escrow Holder shall, at the Close of Escrow, deliver upon wire transfer as Escrow Holder may be instructed: (a) to Seller, or order, the balance of the Purchase Price; and (b) to Buyer, or order, any excess funds delivered to Escrow Holder by Buyer.
ARTICLE 18
Remedies
18.1    Seller’s Breach. If Seller defaults in the performance of any of its obligations hereunder, then Buyer shall be entitled to:
18.1.1    Prior to Closing, terminate the Agreement and recover from Seller the Deposit; or
18.1.2    Prior to Closing, Buyer may bring an action for specific performance against Seller to enforce this Agreement; provided, however, that as a condition precedent to bringing any such action Buyer must demonstrate to Seller that it is ready, willing and able to effectuate the Closing, and Buyer shall commence such action within thirty (30) Days after the scheduled Closing Date.
18.1.3    After the Closing, bring an action against Seller for breach of any representation, warranty or covenant of Seller set forth in this Agreement, provided that in no event shall Buyer seek recovery against Seller for an amount less than the Liability Floor nor shall Buyer’s recovery exceed the Post-Closing Recovery Cap. Under no circumstances shall Buyer be entitled to recover against Seller, and Buyer hereby waives its right to recover, consequential and punitive damages.
18.2    Buyer’s Breach. IF BUYER DEFAULTS IN THE PERFORMANCE OF ANY OF ITS OBLIGATION HEREUNDER THEN BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER WILL SUFFER. THEREFORE BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WILL SUFFER IF BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE AS SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) AN AMOUNT EQUAL TO THE DEPOSIT. SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY

BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER. UPON DEFAULT BY BUYER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER EXCEPT FOR THE RIGHT OF THE SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER; IN THAT REGARD, SELLER SPECIFICALLY WAIVES ANY RIGHT TO BRING AN ACTION FOR SPECIFIC PERFORMANCE AGAINST BUYER. THE FOREGOING SHALL NOT LIMIT THE RIGHT OF THE SELLER TO SEEK RECOVERY UNDER ANY INDEMNITY EXPRESSLY PROVIDED BY BUYER HEREUNDER OR TO RECOVER ANY DOCUMENTS THAT BUYER IS REQUIRED TO RETURN TO SELLER HEREUNDER.

SELLER’S INITIALS	BUYER’S INITIALS

ARTICLE 19
Additional Covenants
19.1    Lease. Upon the Closing Date, Seller (or an Affiliate of Seller), as tenant, and Buyer, as landlord, shall enter into the Lease in the form of Exhibit 19.1 hereto.
19.2    Post-Closing Covenant. After the Closing Date, each Party shall execute and deliver to the other any and all further documents and instruments which such Party may request and which are reasonably necessary or proper to effect the transfer and conveyance of the Property provided the same does not expand, change or extend the executing Party’s obligations hereunder.
ARTICLE 20
Brokerage Commissions
20.1    Commissions. Real estate commissions shall payable in this Transaction to Broker. Said real estate commission shall: (a) be deemed, earned, due and payable only upon the Closing Date; and (b) be paid by Seller pursuant to a separate agreement. Each Party agrees that to the extent such Party has dealt with or engaged any other broker, finder or other person, other than Broker, in connection with the Transaction, then such Party shall be solely obligated for any and all commissions claimed by such person, and such Party shall indemnify, defend, protect and hold the other Party harmless on account of any Claims incurred by reason of a demand for payment by such broker, finder or other person. Broker shall not be a third party beneficiary of this Agreement; and without limiting the generality of such statement, neither Broker nor any other person or entity has any right: (i) to cause or compel either Buyer or Seller to perform any obligation, exercise any right or forebear from exercising any right either may have pursuant to this Agreement, including any right to terminate this Agreement; or (ii) to preclude Buyer and Seller from entering into any amendment of this Agreement.
ARTICLE 21
Notices
21.1    Addresses. Any notice required or permitted hereunder shall be deemed to have been received either: (a) when delivered by hand and the Party giving such notice has received a signed receipt thereof; or (b) one (1) Day following the date deposited with Federal Express or other recognized overnight courier; or (c) the date transmitted by e-mail transmission with confirmation of successful transmission to the recipient (which confirmation the recipient shall be obligated to provide), addressed as follows (or addressed in such other manner as the Party being notified shall have requested by written notice to the other Party) for:
Seller:
c/o Bridgepoint Education, Inc.
13500 Evening Creek Drive North, Suite 600
San Diego CA 92128
Attn: Jon Allen
Telephone: (866) 475-0317 x13001
Email: Jon.Allen@bpiedu.com

With a copy to:

Bridgepoint Education, Inc.
13500 Evening Creek Drive North, Suite 600
San Diego CA 92128
Attn: Lori Peters
Telephone: (858) 668-2586 x11314
Email: laura.peters@bpiedu.com
And With a copy to:
Procopio, Cory, Hargreaves & Savitch LLP
525 B Street, Suite 2200
San Diego, California 92101
Attn: Thomas W. Turner, Jr., Esq.
Telephone: (619) 515-3276
Email:     tom.turner@procopio.com
Buyer:
Clinton Catalyst, LLC
9126 SW Ridder Rd.
Wilsonville, OR 97070
Telephone: ___________________
Email: info@clintoncatalyst.com__
With a copy to:
James D. Bruhn P.L.C.
Farwell & Bruhn Law Offices
343 5th Avenue South
Clinton, IA 52732
Telephone: 563-242-6162
Email: jbruhn@mcleodusa.net
Escrow Holder:
___________________
___________________
___________________
___________________

Telephone: ___________________
Email: ___________________

ARTICLE 22
General Provisions
22.1    Successors. Subject to Section 22.10, the provisions and conditions of this Agreement shall be binding upon, and inure to the benefit of the Parties hereto and their respective heirs, successors, assigns, and legal representatives.
22.2    Survival. All representations, warranties, covenants, provisions and conditions and indemnities contained in this Agreement or in the Closing Documents shall survive the transfer and conveyance of the Property to the Buyer.
22.3    Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement.
22.4    Exhibits. Each of the following Exhibits are attached hereto and incorporated herein by this reference:

Exhibits:	Description:
1.1	Legal Description of the Land
6.1	Property Materials
11.1.1	Warranty Deed
11.1.4	Assignment and Assumption of Assets
11.1.5	FIRPTA
19.1	Lease
22.5    Confidentiality. Buyer shall maintain the strict confidentiality of the Transaction until the Closing Date.
22.6    Days. Whenever used herein, unless expressly provided otherwise, the term “Day” or “Days” shall mean calendar days, except that if the expiration of any time period measured in days occurs on a Saturday, Sunday, legal holiday or other day when County offices are closed in the Clinton County, Iowa, such expiration shall automatically be extended to the next Business Day.
22.7    Entire Agreement. This Agreement constitutes the entire agreement between the Parties concerning the Property and supersedes all prior agreements or undertakings.
22.8    Modification. This Agreement may not be modified except by the written agreement of the Parties.
22.9    Severability. In the event any one or more of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

22.10    Assignment. This Agreement may not be assigned by Buyer without the prior written consent of Seller; provided, however, Buyer may assign this Agreement and its rights hereunder to an Affiliate of Buyer without the prior written consent of Seller.
22.11    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.
22.12    Attorneys’ Fees. If an action is brought to enforce or interpret the provisions and conditions of this Agreement, the prevailing Party shall be entitled to recover its actual attorneys’ fees and costs.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[Bridgepoint Signature page to Purchase and Sale Agreement]

SELLER:

BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC,
an Iowa limited liability company

By: Bridgepoint Education, Inc.,
                a Delaware corporation
                its Sole Member

                By: /s/ Diane L. Thompson
                Name: Diane L. Thompson
                Title: Executive VP, Secretary and General Counsel

[Signatures continue on next page]

[Ashford Signature page to Purchase and Sale Agreement]

SELLER:

ASHFORD UNIVERSITY, LLC,
a California limited liability company

By: Bridgepoint Education, Inc.,
                a Delaware corporation
                its Sole Member

                By:    /s/ Diane L. Thompson
                Name: Diane L. Thompson
                Title: Executive VP, Secretary and General Counsel

[Signatures continue on next page]

[Buyer Signature page to Purchase and Sale Agreement]

BUYER:

Clinton Catalyst, LLC, an Iowa limited liability company

By: /s/ Danton Wagner
Name: Danton Wagner
Its: Member

CONSENT OF ESCROW HOLDER
The undersigned Escrow Holder hereby agrees to: (a) accept the foregoing Agreement; (b) be Escrow Holder under said Agreement; and (c) be bound by said Agreement in the performance of its duties as Escrow Holder; provided, however, the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise, unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned, or (ii) any amendment to said Agreement unless and until the same is accepted by the undersigned in writing.

Dated:	12/23/2015	Chicago Title Agency, Inc._______________

		By:	/s/ DeWayne C. Huffman
		Name:	DeWayne C. Huffman
		Its:	V.P. Sr. Commercial Escrow Manager

EXHIBIT “1.1”
LEGAL DESCRIPTION OF THE LAND

EXHIBIT “1.1” - 1

EXHIBIT “6.1”
PROPERTY MATERIALS

EXHIBIT “6.1” - 1

EXHIBIT “11.1.1”
WARRANTY DEED
[SEE ATTACHED]

EXHIBIT “11.1.1” - 1

EXHIBIT “11.1.1” - 2

EXHIBIT “11.1.1” - 3

THE IOWA STATE BAR ASSOCIATION
Official Form No. 335

Steven K. Daniels

FOR THE LEGAL EFFECT OF THE USE OF THIS FORM, CONSULT YOUR LAWYER

Warranty Deed

(Corporate/Business Entity Grantor)

For the consideration of One ($1.00 ____ Dollar(s) and other valuable consideration, Bridgepoint Education Real Estate Holdings, LLC ____,

a(n) Limited Liability Company ____ organized and existing under the laws of Iowa ____ does hereby Convey to ____ ____ the following described real estate in Clinton County, Iowa:

See Attached Exhibit "A"

Bridgepoint Education Real Estate Holdings, LLC is a manager-managed limited liability company. This conveyance is in the ordinary course of Bridgepoint Education Real Estate Holdings, LLC's business or affairs. ____ is authorized to act on behalf of Bridgepoint Education Real Estate Holdings, LLC.

The grantor hereby covenants with grantees, and successors in interest, that it holds the real estate by title in fee simple; that it has good and lawful authority to sell and convey the real estate; that the real estate is free and clear of all liens and encumbrances, except as may be above stated; and it covenants to Warrant and Defend the real estate against the lawful claims of all persons, except as may be above stated.

Words and phrases herein, including acknowledgment hereof, shall be construed as in the singular or plural number, according to the context.

Dated: ____

Bridgepoint Education Real Estate Holdings, LLC ____,
a(n) Limited Liability Company ____

By ____
____, ____

By ____
____, ____

STATE OF ____, COUNTY OF ____

This record was acknowledged before me on this ____ day of ____, ____, by ____
as ____
of Bridgepoint Education Real Estate Holdings, LLC ____.

____
Signature of Notary Public

© The Iowa State Bar Association 2013
IOWADOCS®

335 WARRANTY DEED (CORPORATE/BUSINESS ENTITY DEED)
Revised August 2013

EXHIBIT “11.1.1” - 4

A notary public or other officer completing this certificate verifies only the identity of the individuals who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA
COUNTY OF ____________
On ____________________, before me, __________________________, Notary Public, personally appeared ____________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the state of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
_____________________________________________

Signature of Notary Public

EXHIBIT “11.1.1” - 5

EXHIBIT “1”
LEGAL DESCRIPTION

Exhibit “1” to EXHIBIT “11.1.1”

EXHIBIT “11.1.4”
ASSIGNMENT AND ASSUMPTION OF ASSETS
THIS ASSIGNMENT AND ASSUMPTION OF ASSETS (“Assignment”) is made and entered into as of _______________, 20__, by Bridgepoint Education Real Estate Holdings, LLC, an Iowa limited liability company (“Assignor”), and [_____________________], a [__________] (“Assignee”), who agree as follows:
RECITALS
A.    Assignor and Assignee are parties to that certain Purchase Agreement and Escrow Instructions, dated ___________, 2015 (“Purchase Agreement”).
B.    Assignor is the owner of that certain real property located in Clinton, Iowa, described on Exhibit “1” attached hereto (“Real Property”).
C.    Assignor is conveying to Assignee and Assignee is acquiring from Assignor all of Assignor’s right, title, and interest in and to the Real Property and certain additional real property interests (collectively, defined in the Purchase Agreement as the “Property”).
D.    In connection with the transfer of the Property, and as part thereof, Assignor desires to assign to Assignee, and Assignee desires to accept the assignment of, all of Assignor’s right, title and interest in and to the “Personal Property” and the “Intangible Personal Property” (referred to herein as the “Assets”).
AGREEMENT
1.    As of the Transfer Date, Assignor assigns and transfers to Assignee all of its right, title and interest in the Assets.
2.    Assignee hereby accepts the assignment and transfer set forth in Section 1 above as of the Transfer Date.
3.    If Assignor or Assignee is required to employ counsel to enforce any of the terms of this Assignment or for damages by reason of any alleged breach of this Assignment or for a declaration of rights hereunder (including enforcement of any indemnity provision), the prevailing Party shall be entitled to recover its reasonable attorneys’ fees, expert fees (whether or not the expert is called to testify) and court costs incurred.
4.    This Assignment (a) shall be binding on, and inure to the benefit of the parties hereto, and their successors in interest and assigns; (b) shall be governed by and construed in accordance with the laws of the State of Iowa; and (c) may be executed in several counterparts, all of which taken together shall be deemed the original.

EXHIBIT “11.1.4” - 1

5.    Assignor agrees that Assignor will, at the written request of Assignee and at no cost, expense or liability to Assignor, execute and deliver to Assignee all other and further instruments necessary to vest in Assignee any of Assignor’s right, title and interest in or to any of the Assets.

ASSIGNOR:

BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC, an Iowa limited liability company

By:
Name:
Its:

ASSIGNEE:

Clinton Catalyst, LLC, an Iowa limited liability company

By:
Name:
Its:

EXHIBIT “11.1.4” - 2

EXHIBIT “1”
LEGAL DESCRIPTION

Exhibit “1” to EXHIBIT “11.1.4”

EXHIBIT “11.1.5”
TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS
To inform [_________________________], a [_________________________] (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”), will not be required upon the transfer of certain real property to the Transferee by Bridgepoint Education Real Estate Holdings, LLC, an Iowa limited liability company (“Transferor”), Transferor hereby certifies as follows:
Each Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and
Transferor’s U.S. employer or tax (social security) identification numbers are as follows: _______________________________________________.
Transferor is not a disregarded entity for the purpose of the Internal Revenue Code and Income Tax Regulations.
Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

TRANSFEROR:

BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC, an Iowa limited liability company

By:
Name:
Its:

EXHIBIT “11.1.7” - 1

EXHIBIT “19.1”
LEASE

EXHIBIT “19.1” - 1